Exhibit 99.7

ACCEPTANCE OF TRUSTEE
AND
APPOINTMENT OF SUCCESSOR TRUSTEES
FOR.
MOLINA MARITAL TRUSTS

I, William Dentino, hereby declare as follows:

1.                                      The Molina Marital Trust, dated December 8, 1996 (“Molina Marital Trust”), the Exempt Molina Marital Trust, dated December 8, 1996 (“Exempt Molina Marital Trust”), and the Molina Marital Trust, dated December 8, 1996 (“Non-Exempt Molina Marital Trust”), all, were established pursuant to that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust by C. David Molina, M.D., and Mary Rose Molina [also known as Mary R. Molina], dated December 6, 1996 (“Declaration”).

2.                                      Pursuant to that certain Removal of One Successor Trustee and Designation of Another Successor Trustee, dated December 12, 1997, a copy of which is attached hereto as Exhibit A (“Designation”), Mary R. Molina designated William Dentino as successor trustee of all trusts established pursuant to the Declaration to serve if Mary R. Molina is unable or unwilling to serve as trustee of such trusts.

3.                                      Pursuant to that certain Order Removing Trustee, filed in the Superior Court of California, County of Los Angeles, on November 12, 2002, in the Matter of the Marital Trusts and the Children’s Trusts of the Molina Family Trust, case number NP009758, a copy of which is attached hereto as Exhibit B (“Order”), Mary R. Molina was removed by court order as trustee of the Molina Marital. Trust, the Exempt Molina Marital Trust and the Non-Exempt Molina Marital Trust.

4.                                      As a result of the removal of Mary R. Molina as trustee of each of the Molina Marital Trust, the Exempt Molina Marital Trust and the Non-Exempt Molina Marital. Trust pursuant to the Order, a vacancy exists in the office of trustee of each such trust. Pursuant to the Designation, William Dentino is designated as successor trustee to fill such vacancy of each such trust.

5.                                      William Dentino hereby accepts appointment pursuant to the Designation as trustee of the Molina Marital Trust, the Exempt Molina Marital Trust and the Non-Exempt Molina Marital Trust.

6.                                      Pursuant to paragraph 12.02 of the Declaration, the trustee in office of the Molina Marital Trust, the Exempt Molina Marital Trust and the Non-Exempt Molina Marital Trust may resign as trustee and appoint a successor trustee if no further replacement trustee is named in the Declaration. No further replacement trustee is so named.

7.                                      Pursuant to paragraph 12.02 of the Declaration, William Dentino hereby resigns as trustee of the Molina Marital Trust, the Exempt Molina Marital Trust and the Non-Exempt Molina Marital Trust and hereby (i) appoints Curtis Pedersen and William Dentino as successor co-trustees of the Molina Marital Trust, of the Exempt Molina Marital Trust and of the Non-Exempt Molina Marital Trust, and (ii) if Curtis Pedersen or William Dentino becomes unable or unwilling to serve as a co-trustee of any of the Molina Marital Trust, the Exempt Molina Marital Trust and/or the Non-Exempt Molina Marital Trust, or is removed as co-trustee of any of such trusts, appoints the other one of Curtis Pedersen or William Dentino as successor sole trustee of such trust.

Dated:  Nov 30, 2002

/s/ William Dentino	/s/ William Dentino
William Dentino, Individually and as Trustee of the Molina Marital Trust, dated December 8, 1996	William Dentino, Individually and as Trustee of the Non-Exempt Molina Marital Trust, dated December 8, 1996

/s/ William Dentino
William Dentino, Individually and as Trustee of the Exempt Molina Marital Trust, dated December 8, 1996

Acceptance by Co-Trustee

I hereby accept appointment as co-trustee of the Molina Marital Trust, dated December 8, 1996, of the Exempt Molina Marital Trust, dated December 8, 1996, and of the Non-Exempt Molina Marital Trust, dated December 8, 1996.

Dated: Nov 27, 2002

/s/ Curtis Pedersen
Curtis Pedersen

Acceptance by Co-Trustee

I hereby accept appointment as co-trustee of the Molina Marital Trust, dated December 8, 1996, of the Exempt Molina Marital Trust, dated December 8, 1996, and of the Non-Exempt Molina Marital Trust, dated December 8, 1996,

Dated: Nov 30, 2002

/s/ William Dentino
William Dentino

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF SACRAMENTO	)

On December 2, 2002, before me, Cheri M. Blethen, the undersigned notary public, personally appeared WILLIAM DENTINO, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and Official seal. /s/ Cheri M. Blethen

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On November 27, 2002, before me, Mona Rene Scott, Notary Public, the undersigned notary public, personally appeared CURTIS PEDERSEN, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal. /s/ Mona Rene Scott

EXHIBIT A

Removal of One Successor Trustee and
Designation of Another Successor Trustee

REMOVAL OF ONE SUCCESSOR TRUSTEE
AND DESIGNATION OF ANOTHER
SUCCESSOR TRUSTEE

I, MARY R. MOLINA, am trustee pursuant to that certain Declaration of Trust of the Molina Family Trust, dated September 19, 1990, as previously “clarified” by that certain Clarification of Section 1.04(b), dated November 4, 1990, and as previously amended by that certain First Amendment to the Molina Family Trust, dated November     , 1991, that certain Second Amendment to the Molina Family Trust, dated December 19, 1994, that certain Third Amendment and Restatement of Declaration of the Molina Family Trust, dated December 6, 1996, and that certain Fourth Amendment to Declaration of the Molina Family Trust, dated December 6, 1996.

Pursuant to paragraph 12.01A of the Molina Family Trust, as amended, I hereby (i) remove BANK OF AMERICA as a successor trustee of all such trusts, and (ii) designate. WILLIAM DENTINO as successor trustee of all such trusts, to serve if I become unable or unwilling to serve as trustee of all such trusts.

Dated: 12/12, 1997.

/s/ Mary R. Molina
MARY R. MOLINA

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF Los Angeles	)

On December 12 1997, before me, Lydia Leyn, the undersigned notary public, personally appeared MARY R. MOLINA, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal. /s/ Lydia Leyn

MOLINA FAMILY TRUST
REMOVAL OF ONE SUCCESSOR TRUSTEE
AND DESIGNATION OF ANOTHER
SUCCESSOR TRUSTEE

5899	110597 WD

EXHIBIT B

Order Removing Trustee

BOUTIN, DENTINO, GIBSON, DI GIUSTO,

HODELL & WEST

A Professional Corporation

WILLIAM DENTINO, SBN 063333

KELLIE A. COOK, SBN 213490

555 Capitol Mall, Suite 1500

Sacramento, CA 95814-4603

(916) 321-4444

FILED LOS ANGELES SUPERIOR COURT NOV 12 2002 JOHN A. CLARKE, EXECUTIVE OFFICER/CLERK

Attorneys for Petitioner	BY	/s/ J. Ballesteros
J. BALLESTEROS, DEPUTY

SUPERIOR COURT OF CALIFORNIA

COUNTY OF LOS ANGELES

In the Matter of the	)
	)	Case No: NP009758
)
MARITAL TRUSTS AND	)	ORDER REMOVING TRUSTEE
CHILDREN’S TRUSTS OF THE	)
MOLINA FAMILY TRUST	)
)
)

The Petition by Beneficiary to Remove Trustee, filed on September 16, 2002, by John C. Molina, came on regularly for hearing on November 4, 2002, at 9:00 a.m. in Department “S” of the Long Beach Superior Court, the Honorable James. L. Wright, Judge, presiding.

William Dentino appeared on behalf of the Petitioner. Gregory J. Burnight specially appeared as associated counsel with William Dentino.

After examining the Petition and other pleadings filed herein, the Court finds as follows:

1.                                                That notice of the hearing has been given as required by law.

2.                                                That Mary R. Molina, the trustee of the Molina Marital Trust, the Exempt Molina Marital Trust and the Non-Exempt Molina Marital Trust, all dated December 8, 1996, the Molina Children’s Trust for Mary Martha Molina, M.D., dated September 7, 1997, the

1

ORDER REMOVING TRUSTEE

Molina Children’s Trust for John C. Molina, dated September 7, 1997, the Molina Children’s Trust for Janet M. Watt, dated September 7, 1997, and the Molina Children’s Trust for Josephine M. Molina, dated September 7, 1997 (“Trusts”), does not have the mental capacity to act as trustee of the Trusts, and is therefore unfit to administer the Trusts, and is failing to act as trustee of the Trusts, all of which are grounds for removal of the trustee pursuant to California Probate Code sections 15642(b)(2), 15642(b)(4) and 15200(b)(10).

3.                                      That a guardian ad litem has been appointed to represent certain remainder beneficiaries of the. Trusts, pursuant to that certain Petition and Order for Appointment of Guardian ad Litem under Probate Code, dated September 19, 2002.

4.                                      That such guardian ad litem has reviewed the Petition and knows the contents thereof.

5.                                      That such guardian ad litem is represented by an attorney with respect to this matter

6.                                      That such guardian ad liter approves of the relief sought in the Petition and approves of the order granted herein.

7.                                      That such attorney representing such guardian ad litem has approved of the actions taken by such guardian.

8.                                      That no bond is required of the successor trustee.

The Court having reviewed the Petition and for good cause orders as follows:

IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

1.                                      Mary R. Molina, trustee of the Molina Marital Trust, the Exempt Molina Marital. Trust and the Non-Exempt Molina Marital Trust, all dated December 8, 1996, the Molina Children’s Trust for Mary Martha Molina, M.D., dated September 7, 1997, the Molina Children’s Trust for John. C. Molina, dated September 7, 1997, the Molina Children’s Trust for Janet M. Watt, dated September 7, 1997, and the Molina Children’s Trust for

2

ORDER REMOVING TRUSTEE

Josephine M. Molina, dated September 7, 1997, is hereby removed as trustee of each such trust.

DATED: NOV 12 2002.

/s/ James L. Wright
JAMES L. WRIGHT,
JUDGE OF THE SUPERIOR COURT

[#50777]

3

ORDER REMOVING TRUSTEE